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                                                                   EXHIBIT 3-A.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            VARIAN ASSOCIATES, INC.

          This corporation was originally incorporated under the name "VARIAN DELAWARE, INC." on January 22, 1976.

                                   ARTICLE I

          The name of this corporation is VARIAN ASSOCIATES, INC.

                                   ARTICLE II

          Its registered office is located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted by this corporation is to engage in research, development, manufacture, service and sale of electronic and related products and to engage in any other act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

          This corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common" and "Preferred." The total number of shares which this corporation shall have authority to issue shall be one hundred million (100,000,000). The total number of shares of Common Stock shall be ninety-nine million (99,000,000) and the par value of each share of Common Stock shall be One Dollar ($1). The total number of shares of Preferred Stock shall be one million (1,000,000) and the par value of each share of Preferred Stock shall be One Dollar ($1).

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference of any series of Preferred Stock), to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

          The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote in the election of directors.

                                   ARTICLE V

          The number of directors which shall constitute the whole Board of Directors of this corporation shall be 15. The directors shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be 5. Directors of each class shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which such class was elected, except that the term of office of the initial Class I directors shall expire on the date of the annual meeting in 1977, the term of office of the initial Class II directors shall expire on the date of the annual meeting in 1978, the term of office of the initial Class III directors shall expire on the date of the annual meeting in 1979. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall die, resign, or be removed.

          At each annual election the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

          At all elections of directors of this corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, he would be entitled to cast for the election of directors with respect to his shares of Common Stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit.

          Eight (8) directors shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than a quorum of eight (8), a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the whole Board of Directors, acting at a meeting duly held at which a quorum is present, or acting by written consent, shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Certificate of Incorporation.

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                                   ARTICLE VI

          In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized, by resolution passed by a majority of the whole board, to make, amend, alter or repeal the Bylaws of this corporation.

                                  ARTICLE VII

          This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law, and all rights herein conferred upon the stockholders are granted subject to this reservation.

                                  ARTICLE VIII

          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE IX

          Meetings of stockholders may be held outside the State of Delaware, if the Bylaws so provide. The books of this corporation may be kept (subject to any provision of law) outside the State of Delaware. Elections of directors need not be by ballot unless the Bylaws of this corporation shall so provide.

                                   ARTICLE X

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of the law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the certificate of incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of the matter occurring, or any cause of action, suit or claim that but for this Article X would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          THIS RESTATED CERTIFICATE OF INCORPORATION OF VARIAN ASSOCIATES, INC. was adopted by the Board of Directors of this corporation in accordance with
Section 245 of the General Corporation Law of the State of Delaware. It only restates and integrates and does not further amend the provisions of this corporation's Restated Certificate of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                                         VARIAN ASSOCIATES, INC.

Dated: June 26, 1987

                                 By:         /s/ Thomas D. Sege
                                     ------------------------------------
                                         Thomas D. Sege,
                                         Chairman of the Board

                                 Attest:     /s/ William R. Moore
                                         --------------------------------
                                         William R. Moore,
                                         Secretary

                          CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            VARIAN ASSOCIATES, INC.
                             A Delaware Corporation

          Varian Associates, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: The name of the Corporation is Varian Associates, Inc. and the name under which the Corporation was originally incorporated was Varian Delaware, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 22, 1976.

          SECOND: The Board of Directors of the Corporation (the "Board of Directors") duly adopted resolutions at a meeting of the Board of Directors setting forth proposed amendments of the Restated Certificate of Incorporation of the Corporation, declaring such amendments to be advisable and directing that such amendments be considered at a meeting of the stockholders of the Corporation. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by amending and restating ARTICLE I thereof to read in its entirety as follows:

                                   ARTICLE I

     The name of this corporation is Varian Medical Systems, Inc.

     FURTHER RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by amending and restating ARTICLE V thereof to read in its entirety as follows:

                                   ARTICLE V

          Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of this corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of this corporation, but in no event shall the number of directors be fewer than three. The directors, other than those who may be elected solely by the holders of any series of Preferred Stock (unless the relevant Preferred Stock certificate of designation shall so provide), shall be divided into three classes, as nearly equal in number as possible, designated "Class I," "Class II" and "Class III." Directors of each class shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which such class was elected. The foregoing notwithstanding, each director shall serve until his or her
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successor shall have been duly elected and
     qualified, unless such director shall die, resign, retire or be disqualified or removed.

          At each annual election the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not be as nearly equal as possible, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall be as nearly equal as possible.

          At all elections of directors of this corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, he would be entitled to cast for the election of directors with respect to his shares of Common Stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit.

          Every act or decision done or made by a majority of the whole Board of Directors, acting at a meeting duly held at which a quorum is present, or acting by written consent, shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Certificate of Incorporation.

          THIRD: Thereafter, the necessary number of shares as required by statute were voted in favor of such amendments at the combined annual and special meeting of stockholders of the Corporation held on February 18, 1999 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

          FOURTH: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: Pursuant to Section 103 (d) of the Delaware General Corporation Law, this Certificate of Amendment to Restated Certificate of Incorporation shall be effective as of 12:01 a.m. Pacific Standard Time on April 3, 1999.

          IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of Varian Associates, Inc. and hereby affirm under penalties of perjury that the foregoing is our act and deed and the facts herein stated are true, and accordingly have hereunto set forth our hands this 29th day of March, 1999.



                                         /s/ Richard M. Levy
                                         --------------------------------------
                                         Richard M. Levy, President


ATTEST: /s/ Joseph B. Phair
        ------------------------------
        Joseph B. Phair, Secretary